EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement No. 333-88842 on Form S-8 for Ohio Legacy Corp, the Ohio Legacy Corp Omnibus Stock Option, Stock Ownership and Long Term Incentive Plan, of our report dated March 1, 2005, relating to the consolidated balance sheets of Ohio Legacy Corp as of December 31, 2004 and 2003, and the related consolidated statements of operations, changes in shareholders’ equity and cash flows for the years then ended.

Crowe Chizek and Company LLC

Cleveland, Ohio

March 22, 2005